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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
             (Exact name of registrant as specified in its charter)

             OHIO                                        34-6513657
    (State of Organization)                 (I.R.S. Employer Identification No.)

     55 PUBLIC SQUARE, SUITE 1900
            CLEVELAND, OHIO                                44113
(Address of Principal Executive Offices)                 (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

       TITLE OF EACH CLASS                                               NAME OF EACH EXCHANGE ON WHICH
       TO BE SO REGISTERED                                               EACH CLASS IS TO BE REGISTERED
       -------------------                                               ------------------------------
Series A Cumulative Convertible Redeemable                               New York Stock Exchange
Preferred Shares of Beneficial Interest, par value
$25.00


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A(c)(1), please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.   [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered.

         A complete description of the Series A Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, par value $25.00 per share (the "Series A Preferred Shares"), which are to be registered hereunder is contained under the caption "Description of Series A Preferred Shares" in the Preliminary Prospectus Supplement dated October 7, 1996 to the Prospectus dated October 7, 1996 of First Union Real Estate Equity and Mortgage Investments ("First Union") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such description, and the related material contained under the caption "Description of Preferred Shares of Beneficial Interest" in the Prospectus dated October 7, 1996, is hereby incorporated by reference and any description included in a form of prospectus supplement subsequently filed by First Union pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

         The following exhibits are filed herewith and with the New York Stock Exchange, Inc.

     EXHIBIT
     NUMBER                                                 EXHIBIT
     ------                                                 -------
      4(a)       Declaration of Trust of First Union  dated August 1, 1961, as  amended through July 25, 1986
                 (incorporated  by  reference  to  First  Union's Registration  Statement  on  Form S-3  (No.
                 33-4493)).
      4(b)       By-laws of First Union, as amended (incorporated by reference to  First Union's Registration
                 Statement on Form S-3 (No. 33-4493)).

      4(c)       Rights  Agreement   between  First  Union  and  National  City  Bank  dated  March  7,  1990
                 (incorporated by reference to First Union's Form 8-A dated March 30, 1990 (No. 0-18411)).

      4(d)       Form  of certificate of Shares  of Beneficial Interest  (incorporated by  reference to First
                 Union's Registration Statement on Form S-3 (No. 33-2818)).

      4(e)       Form of certificate of the Series A Preferred Shares.

      4(f)       Form of Certificate of Designations with respect to the Series A Preferred Shares.





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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     FIRST UNION REAL ESTATE EQUITY AND MORTGAGE
                                     INVESTMENTS



                                     By: /s/Paul F. Levin
                                         ------------------------------------
                                         Name:Paul F. Levin
                                         Title:Sr. Vice President and General
                                                Counsel


Dated:   October 18, 1996